Exhibit 10.1
SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is being delivered to Bitcoin Shop Inc. a Nevada corporation (the “Subscriber”) in connection with its investment in the securities of Coin Outlet Inc. a Delaware corporation (“Coin Outlet”).  Coin Outlet is conducting a private placement (the “Offering”) of: (A) units (the “Units”) at a purchase price of $6.00 per Unit (the “Purchase Price”) with each Unit consisting of (i) one share (the ‘Shares”) of Coin Outlet’s common stock, par value $0.001 per share, (the “Common Stock”), and (ii) a warrant which expires on January 15, 2015, in the form attached hereto as Exhibit A (the “Warrant”) to purchase two (2) shares of Common Stock (the “Warrant Shares”) at an exercise price of $6.00 per share; and (B) an option (the “Option”) in the form attached hereto as Exhibit B to exercise share exchanges between the Subscriber and Coin Outlet, (the “Share Exchange”) in the form attached hereto as Exhibit C.  For purposes of this Agreement, the term “Securities” shall refer to the Common Stock, the Warrants, the Warrant Shares and the Option.

IMPORTANT INVESTOR NOTICES

NO OFFERING LITERATURE OR ADVERTISEMENT IN ANY FORM MAY BE RELIED UPON IN THE OFFERING OF THESE SECURITIES EXCEPT FOR THIS SUBSCRIPTION AGREEMENT AND ANY SUPPLEMENTS HERETO, AND NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS EXCEPT THOSE CONTAINED HEREIN.

THIS AGREEMENT DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT YOU MAY DESIRE IN EVALUATING COIN OUTLET, OR AN INVESTMENT IN THE OFFERING. THIS AGREEMENT DOES NOT CONTAIN ALL OF THE INFORMATION THAT WOULD NORMALLY APPEAR IN A PROSPECTUS FOR AN OFFERING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  YOU MUST CONDUCT AND RELY ON YOUR OWN EVALUATION OF COIN OUTLET AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED, IN DECIDING WHETHER TO INVEST IN THE OFFERING.

THIS AGREEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF VARIOUS DOCUMENTS RELATING TO THE OPERATIONS OF COIN OUTLET.  THESE SUMMARIES DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE TEXTS OF THE ORIGINAL DOCUMENTS.

THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION OF AN OFFER TO ANY PERSON OR IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS UNLAWFUL OR NOT AUTHORIZED.  EACH PERSON WHO ACCEPTS DELIVERY OF THIS AGREEMENT AGREES TO RETURN IT AND ALL RELATED DOCUMENTS IF SUCH PERSON DOES NOT PURCHASE ANY OF THE SECURITIES DESCRIBED HEREIN.

NEITHER THE DELIVERY OF THIS AGREEMENT AT ANY TIME NOR ANY SALE OF SECURITIES HEREUNDER SHALL IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.  COIN OUTLET WILL EXTEND TO EACH PROSPECTIVE INVESTOR (AND TO ITS REPRESENTATIVE, ACCOUNTANT OR LEGAL COUNSEL, IF ANY) THE OPPORTUNITY, PRIOR TO ITS PURCHASE OF UNITS, TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM COIN OUTLET CONCERNING THE OFFERING AND TO OBTAIN ADDITIONAL INFORMATION, TO THE EXTENT COIN OUTLET POSSESSES THE SAME OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, IN ORDER TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.  ALL SUCH ADDITIONAL INFORMATION SHALL ONLY BE PROVIDED IN WRITING AND IDENTIFIED AS SUCH BY COIN OUTLET THROUGH ITS DULY AUTHORIZED OFFICERS AND/OR DIRECTORS ALONE; NO ORAL INFORMATION OR INFORMATION PROVIDED BY ANY BROKER OR THIRD PARTY MAY BE RELIED UPON.

NO REPRESENTATIONS, WARRANTIES OR ASSURANCES OF ANY KIND ARE MADE OR SHOULD BE INFERRED WITH RESPECT TO THE ECONOMIC RETURN, IF ANY, THAT MAY ACCRUE TO AN INVESTOR IN COIN OUTLET.

THIS AGREEMENT CONTAINS FORWARD-LOOKING STATEMENTS REGARDING COIN OUTLET’S PERFORMANCE, STRATEGY, PLANS, OBJECTIVES, EXPECTATIONS, BELIEFS AND INTENTIONS.  THE OUTCOME OF THE EVENTS DESCRIBED IN THESE FORWARD-LOOKING STATEMENTS IS SUBJECT TO SUBSTANTIAL RISKS, AND ACTUAL RESULTS COULD DIFFER MATERIALLY.

THE OFFERING PRICE OF THE SECURITIES HAS BEEN DETERMINED ARBITRARILY.  THE PRICE OF THE SECURITIES DOES NOT NECESSARILY BEAR ANY RELATIONSHIP TO THE ASSETS, EARNINGS OR BOOK VALUE OF COIN OUTLET, OR TO POTENTIAL ASSETS, EARNINGS, OR BOOK VALUE OF COIN OUTLET.

FOR RESIDENTS OF ALL STATES

THIS OFFERING IS BEING MADE SOLELY TO “ACCREDITED INVESTORS,” AS SUCH TERM IS DEFINED IN RULE 501 OF REGULATION D UNDER THE SECURITIES ACT.  THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(A)(2) THEREUNDER AND REGULATION D (RULE 506) OF THE SECURITIES ACT AND CORRESPONDING PROVISIONS OF STATE SECURITIES LAWS.

THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS AGREEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS AGREEMENT AS INVESTMENT, LEGAL, BUSINESS, OR TAX ADVICE.  EACH INVESTOR SHOULD CONTACT HIS, HER OR ITS OWN ADVISORS REGARDING THE APPROPRIATENESS OF THIS INVESTMENT AND THE TAX CONSEQUENCES THEREOF, WHICH MAY DIFFER DEPENDING ON AN INVESTOR’S PARTICULAR FINANCIAL SITUATION.  IN NO EVENT SHOULD THIS AGREEMENT BE DEEMED OR CONSIDERED TO BE TAX ADVICE PROVIDED BY COIN OUTLET.

1.           SUBSCRIPTION AND PURCHASE PRICE

(a)           Subscription.  Subject to the conditions set forth in Section 2 hereof, the Subscriber hereby subscribes for and agrees to purchase the number of Units indicated on page 17 hereof on the terms and conditions described herein.

(b)           Purchase of Units.  The Subscriber understands and acknowledges that the purchase price to be remitted to Coin Outlet in exchange for the Units shall be set at $6.00 per Unit, for an aggregate purchase price of $50,004 (the “Aggregate Purchase Price”) for 8,334 Units. The Subscriber’s delivery of this Agreement to Coin Outlet shall be accompanied by payment for the Units subscribed for hereunder, payable in United States Dollars, by wire transfer of immediately available funds delivered to Coin Outlet.  The Subscriber understands and agrees that, subject to Section 2 and applicable laws, by executing this Agreement, it is entering into a binding agreement.

2.           ACCEPTANCE, OFFERING TERM AND CLOSING PROCEDURES

(a)           Acceptance or Rejection. Subject to full, faithful and punctual performance and discharge by Coin Outlet of all of its duties, obligations and responsibilities as set forth in this Agreement, the Warrant and any other agreement entered into between the Subscriber and Coin Outlet relating to this subscription (collectively, the "Transaction Documents"), the Subscriber shall be legally bound to purchase the Units pursuant to the terms and conditions set forth in this Agreement.  For the avoidance of doubt, upon the occurrence of the failure by Coin Outlet to fully, faithfully and punctually perform and discharge any of its duties, obligations and responsibilities as set forth in any of the Transaction Documents, which shall have been performed or otherwise discharged prior to the Closing (as defined below), the Subscriber may, on or prior to the Closing, at its sole and absolute discretion, elect not to purchase the Units and provide instructions to Coin Outlet to receive the full and immediate refund of the Aggregate Purchase Price. The Subscriber understands and agrees that Coin Outlet reserves the right to reject this subscription for Units in whole or part in any order at any time prior to the Closing for any reason, notwithstanding the Subscriber’s prior receipt of notice of acceptance of the Subscriber’s subscription.  In the event the Closing does not take place because of (i) the rejection of subscription for Units by Coin Outlet or (ii) the election not to purchase the Units by the Subscriber for any reason or no reason, this Agreement and any other Transaction Documents shall thereafter be terminated and have no force or effect, and the parties shall take all steps, including the execution of instructions to Coin Outlet, to ensure that the Aggregate Purchase Price shall promptly be returned or caused to be returned to the Subscriber without interest thereon or deduction therefrom.

(b)           Closing.  The closing of the purchase and sale of the Units hereunder (the “Closing”) shall take place at such time and place as determined by Coin Outlet.  The Closing shall take place on a Business Day promptly following the satisfaction of the conditions set forth in Section 7 below, as determined by Coin Outlet (the “Closing Date”). “Business Day” shall mean from the hours of 9:00 a.m. (Eastern Time) through 5:00 p.m. (Eastern Time) of a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to be closed. The Shares, the Option and the Warrants purchased by the Subscriber will be delivered by Coin Outlet promptly following the Closing Date of the Offering.

(c)           Following Acceptance or Rejection.  The Subscriber acknowledges and agrees that this Agreement and any other documents delivered in connection herewith will be held by Coin Outlet. In the event that this Agreement is not accepted by Coin Outlet for whatever reason, which Coin Outlet expressly reserves the right to do, this Agreement, the Aggregate Purchase Price received (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Agreement. If this Agreement is accepted by Coin Outlet, Coin Outlet is entitled to treat the Aggregate Purchase Price received as an interest free loan to Coin Outlet until such time as the Subscription is accepted.

(d)           Extraordinary Events Regarding Common Stock.  In the event that Coin Outlet shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein. The number of Units that the Subscriber shall thereafter be entitled to receive (including number of shares of Common Stock or Warrant Shares the Subscriber may thereafter be entitled to receive upon exercise of the Warrants or execution of the share exchange through the exercise of the Option, as the case may be) shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section) be in effect, and (b) the denominator is the Purchase Price then in effect.

(e)           Certificate as to Adjustments.  In each case of any adjustment or readjustment in (i) the Shares (ii) the number of Warrant Shares issuable upon the exercise of the Warrants, (iii) the exercise price of the Warrants and/or (iv) the conversion price or conversion ratio of the Shares, Coin Outlet, at its expense, will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms hereof or the Warrant, as applicable, and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Coin Outlet will forthwith mail a copy of each such certificate to the Subscriber.

3.           THE SUBSCRIBER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Subscriber, hereby acknowledges, agrees with and represents, warrants and covenants to Coin Outlet, as follows:

(a)           The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)           The Subscriber acknowledges its understanding that the Offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”).  In furtherance thereof, the Subscriber represents and warrants to Coin Outlet and its affiliates as follows:

(i)           The Subscriber realizes that the basis for the exemption from registration may not be available if, notwithstanding the Subscriber’s representations contained herein, the Subscriber is merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Subscriber does not have any such intention.

(ii)           The Subscriber realizes that the basis for exemption would not be available if the Offering is part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws, except sales pursuant to a registration statement or sales that are exempted under the Securities Act.

(iii)           The Subscriber is acquiring the Securities solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Securities.

(iv)           The Subscriber has the financial ability to bear the economic risk of the Subscriber’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in Coin Outlet.

(v)           The Subscriber and the Subscriber’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities. If other than an individual, the Subscriber also represents it has not been organized solely for the purpose of acquiring the Securities.

(vi)           The Subscriber (together with its Advisors, if any) has received all documents requested by the Subscriber, if any, and has carefully reviewed them and understands the information contained therein, prior to the execution of this Agreement.

(c)           The Subscriber is not relying on Coin Outlet or any of its employees, agents, sub-agents or advisors with respect to the legal, tax, economic and related considerations involved in this investment. The Subscriber has relied on the advice of, or has consulted with, only its Advisors. Each Advisor, if any, has disclosed to the Subscriber in writing (a copy of which is annexed to this Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between the Advisor and Coin Outlet or any affiliate or sub-agent thereof.

(d)           The Subscriber has carefully considered the potential risks relating to Coin Outlet and a purchase of the Securities, and fully understands that the Securities are a speculative investment that involves a high degree of risk of loss of the Subscriber’s entire investment.

 (e)           The Subscriber will not sell or otherwise transfer any Securities without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Subscriber must bear the economic risk of its purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available.  In particular, the Subscriber is aware that the Securities are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Subscriber also understands that Coin Outlet is under no obligation to register the Securities on behalf of the Subscriber or to assist the Subscriber in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Subscriber understands that any sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

(f)           No oral or written representations or warranties have been made, or information furnished, to the Subscriber or its Advisors, if any, by Coin Outlet or any of its officers, employees, agents, sub-agents, affiliates, advisors or subsidiaries in connection with the Offering, other than any representations of Coin Outlet contained herein, and in subscribing for the Units the Subscriber is not relying upon any representations other than those contained herein.

(g)           The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to the Subscriber’s net worth, and an investment in the Securities will not cause such overall commitment to become excessive.

(h)           The Subscriber understands and agrees that the certificates for the Securities shall bear substantially the following legend until (i) such Securities shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel acceptable to the Subscriber, such Securities may be sold without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(i)           Neither the SEC nor any state securities commission has approved the Securities or passed upon or endorsed the merits of the Offering. There is no government or other insurance covering any of the Securities.

(j)           The Subscriber and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Coin Outlet concerning the Offering and the business, financial condition, results of operations and prospects of Coin Outlet, and all such questions have been answered to the full satisfaction of the Subscriber and its Advisors, if any.

 (i)           In making the decision to invest in the Securities the Subscriber has relied solely upon the information provided by Coin Outlet in the Transaction Documents.  To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Securities hereunder.  The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Securities other than the Transaction Documents.

(ii)           The Subscriber represents and warrants that: (i) the Subscriber was contacted regarding the sale of the Securities by Coin Outlet (or an authorized agent or representative thereof) with whom the Subscriber had a prior substantial pre-existing relationship  and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising; or (C) observe any website or filing of Coin Outlet with the SEC in which any offering of securities by Coin Outlet was described and as a result learned of any offering of securities by Coin Outlet.

(k)           The Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

(l)           The Subscriber is not relying on Coin Outlet or any of its employees, agents, or advisors with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Subscriber has relied on the advice of, or has consulted with, only its own Advisors.

(m)           The Subscriber acknowledges that any estimates or forward-looking statements or projections furnished by Coin Outlet to the Subscriber were prepared by the management of Coin Outlet in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by Coin Outlet or its management and should not be relied upon.

(n)           No oral or written representations have been made, or oral or written information furnished, to the Subscriber or its Advisors, if any, in connection with the Offering that are in any way inconsistent with the information contained herein.

(o)           This Agreement is not enforceable by the Subscriber unless it has been accepted by Coin Outlet, and the Subscriber acknowledges and agrees that Coin Outlet reserves the right to reject any subscription for any reason.

(p)           The Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Offering, and has so evaluated the merits and risks of such investment. The Subscriber has not authorized any person or entity to act as its Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with the Offering. The Subscriber is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4.           COIN OUTLET’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Coin Outlet hereby acknowledges, agrees with and represents, warrants and covenants to the Subscriber, as follows:

(a) Organization and Qualification.  Coin Outlet is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.  Coin Outlet is duly qualified to do business, and is in good standing in the states required due to (a) the ownership or lease of real or personal property for use in the operation of Coin Outlet's business or (b) the nature of the business conducted by Coin Outlet.  Coin Outlet has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby.  All actions on the part of Coin Outlet and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of Coin Outlet's obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing.  This Agreement has been, and the other Transaction Documents to which Coin Outlet is a party on the Closing will be, duly executed and delivered by Coin Outlet, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of Coin Outlet, enforceable against Coin Outlet in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)           Issuance of Securities.  The Securities to be issued to the Subscriber pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and non-assessable.

(c)           Authorization; Enforcement.  The execution, delivery and performance of this Agreement and the other Transaction Documents by Coin Outlet, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to Coin Outlet, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Coin Outlet is a party or by which it is bound or to which any assets of Coin Outlet are subject, (d) result in the creation of any lien or encumbrance upon the assets of Coin Outlet, or upon any shares of Common Stock, preferred stock or other securities of Coin Outlet, (e) conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or bylaws of Coin Outlet, or (f) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of Coin Outlet.

(d)           No Financial Advisor.  Coin Outlet acknowledges and agrees that the Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Securities and the transactions contemplated hereby. Coin Outlet further acknowledges that Subscriber is not acting as a financial advisor or fiduciary of Coin Outlet (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Subscriber or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Subscriber’s purchase of the Securities.  Coin Outlet further represents to the Subscriber that Coin Outlet’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by Coin Outlet and its representatives.

(e)           Indemnification.  Coin Outlet will indemnify and hold harmless the Subscriber and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not  limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of Coin Outlet contained herein or in any document furnished by Coin Outlet to the Subscriber in connection herewith being untrue in any material respect or any breach or failure by Coin Outlet to comply with any covenant or agreement made by Coin Outlet to the Subscriber in connection therewith; provided, however, that Coin Outlet’s liability shall not exceed such Subscriber’s Aggregate Purchase Price tendered hereunder.

(f)           Capitalization and Additional Issuances.  The authorized and outstanding capital stock of Coin Outlet on a fully diluted basis as of the date of this Agreement and the Closing Date (not including the Securities) are set forth in Schedule A herein.  There are no officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by Coin Outlet which are not included in Schedule A.  There are no outstanding agreements or preemptive or similar rights affecting Coin Outlet's Common Stock.

(g)           Private Placements.  Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by Coin Outlet to the Subscribers as contemplated hereby.

(h)           Investment Company.  Coin Outlet is not, and is not an affiliate of, and immediately after receipt of payment for the Shares will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Coin Outlet shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(i)           Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of Coin Outlet, threatened against or affecting Coin Outlet or any of its Subsidiaries, the Common Stock or any of Coin Outlet’s or its Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to Coin Outlet or any of its Subsidiaries.  No director, officer or employee of Coin Outlet or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation.  Without limitation of the foregoing, there has not been, and to the knowledge of Coin Outlet, there is not pending or contemplated, any investigation by the SEC involving Coin Outlet, any of its Subsidiaries or any current or former director or officer of Coin Outlet or any of its Subsidiaries.   “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(j)           Employee Relations.  Neither Coin Outlet nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  Coin Outlet believes that its and its Subsidiaries’ relations with their respective employees are good.  Coin Outlet and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of Coin Outlet or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of Coin Outlet or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

(k)           Tax Status.  Coin Outlet and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Coin Outlet and its Subsidiaries know of no basis for any such claim.  Coin Outlet is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(l)           Indebtedness and Other Contracts.  Except as set forth on Schedule B annexed hereto, neither Coin Outlet nor any of its Subsidiaries, (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of Coin Outlet’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(m)           No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to Coin Outlet, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) could have a material adverse effect on the Subscribers investment hereunder or (ii) would reasonably be expected to have a Material Adverse Effect.

5.           OTHER AGREEMENTS OF THE PARTIES

Coin Outlet agrees that so long as the Subscriber owns Securities in Coin Outlet the provisions of this Section 5 shall remain in full force and effect and survive any termination or expiration of this Agreement.

(a)           Furnishing of Information.  Coin Outlet will furnish to the Subscriber when available (i) annual unaudited financial statements for each fiscal year of Coin Outlet, including an unaudited balance sheet as of the end of such fiscal year, an unaudited statement of operations and an unaudited statement of cash flows of Coin Outlet for such year, all prepared in accordance with generally accepted accounting principles and practices; and (ii) quarterly unaudited financial statements for each fiscal quarter of Coin Outlet (except the last quarter of Coin Outlet’s fiscal year), including an unaudited balance sheet as of the end of such fiscal year, an unaudited statement of operations and an unaudited statement of cash flows of Coin Outlet for such quarter, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments.  If Coin Outlet has audited records of any of the foregoing, it shall provide those in lieu of the unaudited versions.

(b)           Inspection Rights.  Coin Outlet shall permit the Subscriber to visit and inspect Coin Outlet’s properties, to examine its books of account and records and to discuss Coin Outlet’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Subscriber.

(c)           Shareholder Rights Plan.  No claim will be made or enforced by Coin Outlet or, to the knowledge of Coin Outlet, any other person that the Subscriber is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by Coin Outlet, or that the Subscriber could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between Coin Outlet and the Subscribers.

(d)           Integration.  Coin Outlet shall not, and shall use its best efforts to ensure that no affiliate of Coin Outlet shall, after the date hereof, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Units in a manner that would require the registration under the Securities Act of the sale of the Units to the Subscribers.

(e)           Reservation of Securities.  Coin Outlet shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.  In the event that at any time the then authorized shares of Common Stock are insufficient for Coin Outlet to satisfy its obligations in full under the Transaction Documents, Coin Outlet shall promptly take such actions as may be required to increase the number of authorized shares.

(f)           Use of Proceeds.  Coin Outlet anticipates using the gross proceeds from the Offering for general working capital purposes.

(g)           Right of First Refusal for Future Securities Offerings.

Issuance Notice:  So long as the Subscriber owns the Securities in the Offering and the Option and Warrants are exercised in full (or have not expired) if Coin Outlet proposes to issue or sell any securities to a purchaser that is not an Affiliate of Coin Outlet (the “Proposed Third Party Purchaser”), Coin Outlet shall, not less than twenty (20) Business Days prior to the consummation of such issuance or sale, offer such securities to the Subscriber by sending written notice (an “Issuance Notice”) to the Subscriber, which Issuance Notice shall state (1) a description of the securities to be issued or sold, including detailed terms of such securities, (2) the amount of the securities proposed to be issued to the Proposed Third Party Purchaser (the “Offered New Securities”); (3) the proposed purchase price for the Offered Securities (the “Issuance Price”); and (4) the terms and conditions of such proposed sale.  For purposes of this Agreement, an “Affiliate” shall refer to: (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 50% or more of the outstanding voting securities of such other Person, (iii) any officer, director or partner of such Person, (iv) a trust for the benefit of such Person referred to in the foregoing clause (ii) of this definition.  The Issuance Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or understanding relating to the Offered New Securities.  Upon delivery of the Issuance Notice, such offer shall be irrevocable unless and until the rights of first refusal provided for herein shall have been waived or shall have expired.

Exercise Process:  By notification to Coin Outlet within fifteen (15) days after the Issuance Notice is given, the Subscriber may elect to purchase or otherwise acquire, at the price and on the terms specified in the Issuance Notice, all or a any smaller portion of the Offered New Securities.  The closing of any sale pursuant to this Section shall occur within thirty (30) days after the date on which such notification is first given by the Subscriber.

(h)           Option and Share Exchange.  As a condition to the Closing Coin Outlet and the Subscriber agreed to execute the Option agreement and upon the exercise of the Option, in one or many transactions, in whole or in part, Coin Outlet agrees to take any and all actions to consummate the Share Exchanges contemplated thereunder.

(i)           Coin Outlet Lockup to Share Exchange.  As a condition to the Closing of the Offering, Coin Outlet and the Subscriber agree, that upon the exercise of the Option and the execution of the Share Exchange in whole or in part those shareholders in Coin Outlet who receive shares in the Subscriber agree to execute and deliver a Lockup Agreement to the Subscriber, in the form attached hereto as Exhibit D, prior to the closing of the Share Exchange.

(j)           Affiliated Entities.  Upon the Subscriber’s request Coin Outlet’s CEO Eric Grill who currently owns all of the membership interests in Bitcoin Ventures LLC a Delaware limited liability company (“BVL”) agrees to transfer to the Subscriber, for no additional consideration, membership interest in BVL equal to the percentage ownership in Coin Outlet which the Subscriber owns at the date requested.

(k)           Public Announcements.  The Subscriber and Coin Outlet will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.  Further Coin Outlet agrees that it will include reference to the Company’s ownership in its business description used in any press releases and include the Subscriber’s stock ticker symbol (“Ticker”).  The Subscriber at its discretion, and from time to time, may request Coin Outlet to cease inclusion of its business description and Ticker.

7.           CONDITIONS TO ACCEPTANCE OF SUBSCRIPTION

Coin Outlet’s right to accept the subscription of the Subscriber is conditioned upon satisfaction of the following conditions precedent on or before the date Coin Outlet accepts such subscription:

(a)           As of the Closing, no legal action, suit or proceeding shall be pending that seeks to restrain or prohibit the transactions contemplated by this Agreement.

(b)           The representations and warranties of Coin Outlet contained in this Agreement shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct as of the Closing as if made on the Closing Date.

8.	MISCELLANEOUS PROVISIONS

(a)           All parties hereto have been represented by counsel, and no inference shall be drawn in favor of or against any party by virtue of the fact that such party’s counsel was or was not the principal draftsman of this Agreement.

(b)           Each of the parties hereto shall be responsible to pay the costs and expenses of its own legal counsel in connection with the preparation and review of this Agreement and related documentation.

(c)           Neither this Agreement, nor any provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

(d)           The representations, warranties and agreement of the Subscriber and Coin Outlet made in this Agreement shall survive the execution and delivery of this Agreement and the delivery of the Securities.

(e)           Any party may send any notice, request, demand, claim or other communication hereunder to the Subscriber at the address set forth on the signature page of this Agreement or to Coin Outlet at its primary office (including personal delivery, expedited courier, messenger service, fax, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties written notice in the manner herein set forth.

(f)           Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

(g)           This Agreement is not transferable or assignable by the Subscriber.

(h)           Coin Outlet hereby represents and warrants as of the date hereof and as of the Closing Date that none of the terms offered to any Person with respect to any offer, sale or subscription of Securities (each a "Subscription Document"), is or will be more favorable to such Person than those of the Subscriber and this Agreement shall be, without any further action by the Subscriber or Coin Outlet, deemed amended and modified in an economically and legally equivalent manner such that the Subscriber shall receive the benefit of the more favorable terms contained in such Subscription Document.  Notwithstanding the foregoing, Coin Outlet agrees, at its expense, to take such other actions (such as entering into amendments to the Transaction Documents) as the Subscriber may reasonably request to further effectuate the foregoing.

(i)           Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except in writing signed by both (a) Coin Outlet and (b) Subscribers in the Offering holding 60% of the Units issued in the Offering then held by the original Subscribers.  Coin Outlet shall be prohibited from offering any additional consideration to the Subscriber in this Offering (or such original Subscriber’s transferee) for the purposes of inducing such person to change, modify, waive or amend any term of this Agreement or any other Transaction Document without making the same offer on a pro-rata basis to all other Subscribers (and those transferees) in this offering allocable to the securities acquired by such transferee(s).

(j)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

(k)           Coin Outlet and the Subscriber hereby agree that any dispute that may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in the City of New York, Borough of Manhattan, and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New York located in the City of New York, Borough of Manhattan with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, postage prepaid, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

(l)           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(m)           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Subscriber has executed this Agreement on the 2nd day of October, 2014.

BITCOIN SHOP INC

By: _________________________________
Name: Charles Allen
Title: CEO

ACCEPTED this 2nd day of October 2014, on behalf of Coin Outlet.

By: _________________________________
Name: Eric Grill
Title: CEO

[SIGNATURE PAGE FOR SUBSCRIPTION AGREEMENT]

Schedule A

Coin Outlet Capitalization Table

Owner	Shares	Percent
Eric Grill	1,000,000	100%
Total	1,000,000	100%

Coin Outlet has no other equity or equity linked securities issued or outstanding.

Schedule B

Coin Outlet Schedule of Debt etc.

NA

Exhibit A

Form of Warrant

See Attached.

Exhibit B

Form of Option

See Attached.

Exhibit C

Form of Share Exchange

See Attached.

Exhibit D

Form of Lock-Up Agreement

See Attached.